Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


                            South Carolina 57-0799315
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

         950 John C. Calhoun Dr., S.E., Orangeburg, South Carolina 29115
              (Address of principal executive offices and zip code)

                           FIRST NATIONAL CORPORATION
                              EMPLOYEE SAVINGS PLAN
                              (Full title of Plan)


           W. Louis Griffith                                Copies to:
       First National Corporation                  George S. King, Jr., Esquire
       Senior Vice President and                  Suzanne Hulst Clawson, Esquire
         Chief Financial Officer                       Sinkler & Boyd, P.A.
     950 John C. Calhoun Dr., S.E.                 1426 Main Street, Suite 1200
    Orangeburg, South Carolina 29115              Columbia, South Carolina 29201
(Name and address of agent for service)
                                                          (803) 779-3080
             (803) 531-0527
      (Telephone number, including
    area code, of agent for service)


                                          Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Proposed
                                                           Proposed                   maximum
  Title of securities          Amount to be            maximum offering         aggregate offering            Amount of
   to be registered          registered(1)(2)         price per share(3)             price(3)              registration fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $5.00 par value            60,000 shares              $45.125                 $2,707,500                  $820.45
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the shares reported by the American Stock Exchange on April 24, 1997.
                                                         Exhibit Index on page 6

                                     PART I

Information Required in the Section 10(a) Prospectus

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant eligible to participate in the First National Corporation Employee Savings Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The Registrant and the Plan hereby incorporate by reference herein the following documents:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-17565).

          (b) The description of the Registrant's common stock contained in the Registrant's Form 8-A and Form 8-A, Amendment No. 1, declared effective on January 27, 1997, including any amendment or report filed for the purpose of updating such description.

          (c) The Plan's Annual Report on Form 11-K for the year ended December 31, 1996, to be filed by June 27, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under  the  South  Carolina  Business  Corporation  Act  of  1988  (the
"Corporation Act"), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Articles of Incorporation do not provide otherwise. The provisions of the Corporation Act which deal with indemnification are codified at ss.ss. 33-8-500 through -580 of the Code of Laws of South Carolina 1976, as amended.


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



         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5        Opinion of Sinkler & Boyd, P.A.

         5.1 Internal Revenue Service Determination Letter that Plan is qualified under Section 401 of the Internal Revenue Code, as amended. Registrant is in the process of preparing for submission to the Internal Revenue Service certain amendments to the Plan for determination by the Internal Revenue Service that the Plan as so amended continues to be qualified under
                  Section 401, and hereby undertakes to make all changes required by the Internal Revenue Service to cause the Plan to continue to be so qualified.

         23.1     Consent of J. W. Hunt and Company, L.L.P.

         23.2     Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).

         24.1     Power of Attorney

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) of this undertaking do not apply if the registration statement is on Form S-3, S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina on April 22, 1997.

                               FIRST NATIONAL CORPORATION

                                     s/C. John Hipp, III
                               By:-------------------------------------
                                    C. John Hipp, III
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on April 22, 1997.


                                s/W. Louis Griffith
                          By:-------------------------------------------
                               W. Louis Griffith
                               Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1997.


s/C. John Hipp, III                                    s/Dick Gregg McTeer
C. John Hipp, III                                      Dick Gregg McTeer
President, Chief Executive Officer and Director        Director

s/Charles W. Clark                                     s/Harry M. Mims, Jr.
Charles W. Clark                                       Harry M. Mims, Jr.
Director                                               Director

s/W. B. Cox                                            s/E. V. Mirmow, Jr.
W. B. Cox                                              E. V. Mirmow, Jr.
Director                                               Director

s/C. Parker Dempsey
C. Parker Dempsey                                      Ralph W. Norman
Director                                               Director

s/E. Everett Gasque, Jr.                               s/Anne H. Oswald
E. Everett Gasque, Jr.                                 Anne H. Oswald
Director                                               Director

s/John L. Gramling, Jr.                                s/James W. Roquemore
John L. Gramling, Jr.                                  James W. Roquemore
Director                                               Director

s/Dwight W. Frierson                                   s/Johnny E. Ward
Dwight W. Frierson                                     Johnny E. Ward
Director                                               Director

s/Robert R. Hill, Jr.
Robert R. Hill, Jr.                                    Walter L. Tobin
Director                                               Director

                                                       s/A. Dewall Waters
Robert R. Horger                                       A. Dewall Waters
Director                                               Director

s/J. C. McAlhany                                       s/L. D. Westbury
J. C. McAlhany                                         L. D. Westbury
Director                                               Director

                                    THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the trustees of the First National Corporation Employee Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina on April 22, 1997.

                                           FIRST NATIONAL CORPORATION
                                           EMPLOYEE SAVINGS PLAN, TRUSTEES


                               s/C. John Hipp, III
                               --------------------
                                C. John Hipp, III


                               s/James C. Hunter
                               --------------------
                                 James C. Hunter


                              s/Allen M. Hay, Jr.
                              ---------------------
                                Allen M. Hay, Jr.


                              s/Donald O. Newnham
                              ---------------------
                                Donald O. Newnham

                                  EXHIBIT INDEX

EXHIBIT

 5       Opinion of Sinkler & Boyd, P.A.

 5.1     IRS Determination Letter that Plan is qualified under
         Section 401 of the Internal Revenue Code, as amended.

23.1     Consent of J. W. Hunt and Company, L.L.P.

23.2     Consent of Sinkler & Boyd, P.A.
           (included in Exhibit 5)

24.1     Power of Attorney




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